

JONES APPAREL GROUP

2009 Second Quarter Earnings

July 29, 2009

Forward Looking Statements

Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the Company's expected financial position, business and financing plans are forward-looking statements. The words "believes," "expect," "plans," "intends," "anticipates" and similar expressions identify forward-looking statements. Forward-looking statements also include representations of the Company's expectations or beliefs concerning future events that involve risks and uncertainties, including:

- those associated with the effect of national, regional and international economic conditions;
- lowered levels of consumer spending resulting from a general economic downturn or lower levels of consumer confidence;
- the tightening of the credit markets and the Company's ability to obtain credit on satisfactory terms;
- given the uncertain economic environment, the possible unwillingness of committed lenders to meet their obligations to lend to borrowers, in general ;
- the performance of the Company's products within the prevailing retail environment;
- customer acceptance of both new designs and newly-introduced product lines;
- the Company's reliance on a few department store groups for large portions of the Company's business;
- consolidation of the Company's retail customers;
- financial difficulties encountered by the Company's customers;
- the effects of vigorous competition in the markets in which the Company operates;
- the Company's ability to attract and retain qualified executives and other key personnel;
- the Company's reliance on independent foreign manufacturers;
- changes in the costs of raw materials, labor, advertising and transportation;
- the general inability to obtain higher wholesale prices for the Company's products that the Company has experienced for many years;
- the uncertainties of sourcing associated with an environment in which general quota has expired on apparel products but litigation and political activity seeking to re-impose quotas have been initiated;
- the Company's ability to successfully implement new operational and financial computer systems; and
- the Company's ability to secure and protect trademarks and other intellectual property rights.

A further description of these risks and uncertainties and other important factors that could cause actual results to differ materially from the Company's expectations can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2008, including, but not limited to, the Statement Regarding Forward-Looking Disclosure and Item 1A-Risk Factors therein, and in the Company's other filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such expectations may prove to be incorrect. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Strategy Overview: Managing Efficiencies, Inventories, and Expenses

- Continued control over discretionary spending; conservative approach to new projects
  - Second quarter SG&A spending $19 million lower in 2009 than 2008
- Inventory is at appropriate levels for the current environment
  - Will continue to monitor inventory closely
- Leveraging scale for expense management
- Executing retail improvement strategy for company operated stores
  - Right-sizing portfolio, improving return on invested capital and return portfolio to profitability
  - Company-owned retail stores remains core
- Enhanced financial flexibility
  - Next debt maturity for senior notes 2014
  - Secured new $650 million credit facility
  - Completed debt repurchase of approximately 97% of the $250 million principal amount outstanding of 4.250% Senior Notes due November 2009

We are benefitting from the initiatives that we began last year to streamline the Company.

Strategy Overview: Taking Action to Deliver Shareholder Value Going Forward

Ongoing actions to remain a strong competitor:

- Stimulate core brands with new and relevant product initiatives, innovative concepts and smart marketing and branding
  - Nine West Vintage America Collection in stores for Fall
  - Expanding multi-brand retail concept - ShoeWoo to 4 doors
  - Rachel Rachel Roy launched at Macy's Herald Square, in early August; national launch September
  - Nine Loves loyalty program with over 311,000 members
- Grow market share
  - Maintain position as top department store resource
  - Continue to support and grow mass market opportunity
  - Expand international reach (Kurt Geiger and GRI Group Limited)
  - Pursue exclusive partnerships
- Continue to sell into a varied portfolio of channels
- Enhance and strengthen appeal of brands
  - Continued emphasis on design and merchandise assortments
  - Maintain consistency of quality and fit

Retail Improvement Strategy

- Closing unprofitable and marginally profitable store locations
  - To date, have closed 48 doors
  - Reducing store base by over 240 doors by December 2010
  - Timing is right with upcoming lease expirations, minimal cash outlay
    - Constructive negotiations with landlords
- Expense savings and elimination of unprofitable locations to benefit results. Anticipated benefits: $4 million in 2009; $15 million in 2010; $21 million in 2011
- Smaller chain will yield reduced capital requirements
- Anticipate improved return on invested capital and reduction in inventory levels
- Retail remains core to Jones Apparel Group
  - Key retail stores (flagships) enhance brands
  - Product synergies with Wholesale channel
  - Branding opportunity – ability to showcase complete brand line
  - Outlet channel has been consistent profitable point of distribution

Right-sizing initiatives to stabilize, improve return on invested capital and return company-owned retail to profitability.

Nine West Vintage America Collection

Building on the success of the Nine West brand with an authentically American, casual collection



- Fall merchandise shipping in August
- Initial collection will feature footwear and accessories, jeanswear with other categories to follow
- Casual chic collection…perfectly timed for this environment and our consumers
- Designed under the direction of Fred Allard, Nine West Creative Director, to create a consistent look and feel across all product categories
- Affordable price points and creative marketing
- Available in Nine West stores, www.ninewest.com, and select department stores nationwide and internationally

Q2 2009 Performance – Consolidated

($ in millions, except per share)	Q2-2009	Q2-2008
Total Revenue	$804	$832
Gross Profit	$282	$286
Gross Margin	35.0%	34.3%
Operating Income	$50	$35
Income from Continuing Operations	$24	$17
Adjusted EPS from Continuing Operations	$0.29	$0.20

- Revenue from Jeanswear segment increased approximately 27% to $222 million, reflective of l.e.i. launch
- Results impacted by heavily promotional retail environment
- Revenue from e-commerce sites increased approximately 60% to $12 million

Amounts relate to adjusted results from continuing operations – see Appendix for reconciliation of GAAP to adjusted

Q2 2009 Performance – Segment

($ in millions)	Q2 - 2009	Q2 - 2008
Revenue (including intersegment revenues) -		
Wholesale Better	$232	$265
Wholesale Jeanswear	$222	$175
Wholesale Footwear & Accessories	$196	$231
Retail	$184	$197
Operating Profit -		
Wholesale Better	$20	$21
Wholesale Jeanswear	$24	$7
Wholesale Footwear & Accessories	$9	$10
Retail	$3	$6
Operating Margin -		
Wholesale Better	8.6%	8.1%
Wholesale Jeanswear	10.7%	4.0%
Wholesale Footwear & Accessories	4.8%	4.4%
Retail	1.5%	3.0%

Amounts relate to adjusted results from continuing operations – see Appendix for reconciliation of GAAP to adjusted

Strong Financial Position

- Cash at quarter end: ~ $113 million
- Completed new $650 million ABL facility
  - Facility undrawn at 7/4/09
- Completed debt tender for $250 million of Senior Notes due November 2009, with ~ $242 million tendered. After completion of tender, $508 million of Senior Notes remain.
  - 27.2% debt to total capitalization ratio, net of cash at 7/4/09
  - Next debt maturity for senior notes 2014
- Quarterly dividend: $0.05 per share
- Second Quarter 2009 Capital Expenditures: ~ $6 million

2009 Guidance

($ in millions)	Revenue
Wholesale Better Apparel	$1,050 - $1,065
Wholesale Jeanswear	$800 - $815
Wholesale Footwear and Accessories	$900 - $920
Retail	$685 - $700
Licensing, Other and Eliminations	$(135) - $(150)
Total Company	$3,300 - $3,350
Interest Expense	~$51 Million
Effective Tax Rate	~35.0 %
Depreciation and Amortization	~$83 Million
% of Net Earnings Applicable to Common Equity	~96.0%
Weighted Average Shares	~82 Million
Capital Expenditures	~$38 Million

Full Year Brand Contribution


2009 Projected Revenues
Nine West
23%
Jones New York
21%
Easy Spirit
7%
l.e.i.
7%
Anne Klein
7%
Gloria Vanderbilt
7%
Bandolino
5%
Energie
3%
Kasper
4%
Other
16%

Appendix

Q2 2009 Reconciliation GAAP to Adjusted

($ in millions, except per share)

	GAAP		Adjustments			Adjusted	
Q2 2009 Net Revenues							
Wholesale Better	$	232	$	-		$	232
Wholesale Jeanswear		222		-		$	222
Wholesale Footwear & Accessories		196		-		$	196
Retail		184		-		$	184
Licensing, Other and Eliminations		(30)		-		$	(30)
Total Company	$	804	$	-		$	804
Q2 2009 Gross Profit	$	282	$	-		$	282
Q2 2009 Operating Income							
Wholesale Better	$	20	$	-		$	20
Wholesale Jeanswear		23		1	(a)		24
Wholesale Footwear & Accessories		3		6	(b)		9
Retail		2		1	(c)		3
Licensing, Other and Eliminations		(6)		-			(6)
Total Segment Income	$	42	$	8		$	50
Extinguishment of Debt	$	(2)	$	2	(d)	$	-
Interest Expense	$	(20)	$	8	(e)	$	(12)
Net Income from Continuing Operations	$	13	$	11		$	24
Net Income allocated to Common Equity	$	12	$	11		$	23
Net Income allocated to Participating Shares	$	1	$	-		$	1
Total allocated net income	$	13	$	11		$	24

(a) Represents costs related to the exit from or restructuring of certain moderate sportswear lines, severance and other expenses related to strategic review of operations, and certain other items.

(b) Includes severance related to the restructuring of our costume jewelry business, certain charges associated with the bankruptcy of our former U.K. licensee, and severance and other expenses related to restructuring activities and certain other charges.

(c) Includes fixed asset impairment and other charges related to the closure of underperforming retail locations announced in April 2009.

(d) Represents the loss and costs associated with the repurchase of 4.250% Senior Notes.

(e) Includes the write-off of deferred financing fees related to our prior revolving credit facility.

Appendix

Q2 2008 Reconciliation GAAP to Adjusted

($ in millions, except per share)

	GAAP	Adjustments		Adjusted
Q2 2008 Net Revenues				
Wholesale Better	$ 265	$ -		$ 265
Wholesale Jeanswear	173	2	(a)	$ 175
Wholesale Footwear & Accessories	231	-		$ 231
Retail	197	-		$ 197
Licensing, Other and Eliminations	(37)	1	(a)	$ (36)
Total Company	$ 829	$ 3		$ 832
Q2 2008 Gross Profit	$ 282	$ 4	(a)	$ 286
Q2 2008 Operating Income				
Wholesale Better	$ 21	$ 1	(b)	$ 22
Wholesale Jeanswear	1	6	(a, b)	7
Wholesale Footwear & Accessories	8	2	(b)	10
Retail	6	-		6
Licensing, Other and Eliminations	(11)	1	(b)	(10)
Total Segment Income	$ 25	$ 10		$ 35
Extinguishment of Debt	$ -	$ -		$ -
Interest Expense	$ (10)	$ -		$ (10)
Equity in Income of Joint Venture	$ 1	$ -		$ 1
Net Income from Continuing Operations	$ 11	$ 6		$ 17
Net Income allocated to Common Equity	$ 11	$ 6		$ 17
Net Income allocated to Participating Shares	$ -	$ -		$ -
Total allocated net income	$ 11	$ 6		$ 17

(a) Includes costs related to the exit from certain moderate sportswear lines, the repositioning of l.e.i. as an exclusive product for Walmart, and other restructuring costs.

(b) Includes severance and other expenses related to restructuring activities and certain other charges.